UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2004

OXIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-8092	94-1620407
(Commission File Number)	(I.R.S. employer identification No.)

6040 N. Cutter Circle, Suite 317

Portland, OR 97217-3935

(Address of Principal Executive Office, Including Zip Code)

(503) 283-3911

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 1. Change of Control.

On February 27, 2004, Axonyx Inc. (“Axonyx”) became the registered owner of 12,437,034 shares of Common Stock of OXIS International, Inc. (the “Company”). Together with 1,156,645 shares of Common Stock of the Company (“OXIS Common Stock”) held by Marvin S. Hausman, M.D., Axonyx’s Chairman and CEO, the Axonyx affiliated group owned as of such date an aggregate of 13,593,679 shares of OXIS Common Stock, representing approximately 51% of the Company’s issued and outstanding voting stock on an as-converted to common stock basis.

The transfers of OXIS Common Stock to Axonyx that were registered on February 27, 2004 were pursuant to separate stock exchange agreements with each of the following twenty-one current or former shareholders of the Company:

Primus Limited
Livorno B.V.
Perlan Financing N.V.
Alexander Angerman and Judith E. Angerman, Joint Tenants
Jay S. Glick
The KAWIPS Trust
Kaplan Family Trust
Howard and Esther Lifshutz, Joint Tenants
Jill R. Collins
Manual Graiwer
Steven Pressman
Hugh Bancroft III Revocable Trust, UA 8/4/70
Arthur C. Piculell, Jr. and Dee W. Piculell, JTWROS
Moonraker Farms, Inc.
Steven Brourman, M.D.
Walter C. Bowen
Marycliff Investment Corporation
Integrated Capital Development Group, Ltd.
Wistow Holdings Limited
Brender Services Limited
Triax Capital Management Inc.

Under such stock exchange agreements, each dated on or after January 15, 2004, the twenty-one holders of OXIS Common Stock identified above agreed to exchange their 12,437,034 shares of OXIS Common Stock (in the aggregate) for approximately 1,439,197 unregistered shares of Axonyx common stock.

On March 5, 2004, Axonyx became the registered owner of an additional 1,545,533 shares of OXIS Common Stock, raising its current ownership of OXIS Common Stock to 13,982,567 shares, or approximately 52.4% of the Company’s issued and outstanding voting stock on an as-converted to common stock basis. Together with 1,156,645 shares of OXIS Common Stock held by Dr. Hausman, the Axonyx affiliated group now owns an aggregate of 15,139,212 shares of OXIS Common Stock, representing approximately 56.8% of the Company’s issued and outstanding voting stock on an as-converted to common stock basis.

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The transfers of OXIS Common Stock to Axonyx that were registered on March 5, 2004 were pursuant to separate stock exchange agreements with each of the following four current or former shareholders of the Company:

Lawrence Richman and Michelle Richman JTWROS
Lawrence Richman MD, Trustee, The Lawrence Richman MD Inc. Profit Sharing Trust UTA Dated 1/1/92
Richard Fedder
Suncraft Limited

Under such stock exchange agreements, each dated on or after January 15, 2004, the four holders of OXIS Common Stock identified above agreed to exchange their 1,545,533 shares of OXIS Common Stock (in the aggregate) for approximately 178,847 unregistered shares of Axonyx common stock.

The Company and Axonyx discussed implementation of Axonyx’s intent to change the composition of the Company’s Board of Directors, and reached an understanding with respect thereto (the “Understanding”). Thereafter, on March 10, 2004, Company directors William G. Pryor, Ted Ford Webb and Thomas M. Wolf resigned from the Company’s Board of Directors, effective upon the satisfaction of certain conditions and at the later of: (i) 8:00 p.m. (Pacific) on the day following the filing with the Securities and Exchange Commission of the Company’s Report on Form 10-K for the year ending December 31, 2003; and (ii) 8:00 p.m. (Pacific) on the tenth day after the Company has filed with the SEC, and transmitted to all holders of record of securities of the Company who would be entitled to vote at a meeting for election of directors (“Shareholders”), an information statement meeting the requirements of Rule 14f-1 (the “Information Statement”). Shortly after receipt of such resignations, the Company’s Board of Directors on March 10, 2004 appointed each of Gosse Bruinsma, Colin Neill, Gerard Vlak and Steven Ferris to serve as a director of the Company effective at the later of: (i) 8:01 p.m. (Pacific) on the day following the filing with the Securities and Exchange Commission of the Company’s Report on Form 10-K for the year ending December 31, 2003; and (ii) 8:01 p.m. (Pacific) on the tenth day after the Company has filed with the SEC and transmitted to all Shareholders the Information Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC. (Registrant)

Date: March 15, 2004	By:	/s/ Sharon Ellis
Sharon Ellis
Chief Operating and Financial Officer

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